Exhibit 99.1

Privileged & Confidential

Milbank Draft 6/27/2020

Subject to FRE 408

DIAMOND OFFSHORE DRILLING, INC.

RESTRUCTURING TERM SHEET

June [●], 2020

THIS RESTRUCTURING TERM SHEET IS PRESENTED BY THE AD HOC GROUP OF HOLDERS OF THE COMPANY’S UNSECURED NOTES (THE “AD HOC GROUP”). THIS TERM SHEET DOES NOT CONSTITUTE (NOR WILL IT BE CONSTRUED AS) AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OR REJECTIONS AS TO ANY PLAN OF REORGANIZATION, IT BEING UNDERSTOOD THAT SUCH AN OFFER, IF ANY, ONLY WILL BE MADE IN COMPLIANCE WITH APPLICABLE PROVISIONS OF SECURITIES, BANKRUPTCY, AND/OR OTHER APPLICABLE LAWS.

THIS TERM SHEET DOES NOT PURPORT TO SUMMARIZE ALL OF THE TERMS, CONDITIONS, REPRESENTATIONS, WARRANTIES, AND OTHER PROVISIONS WITH RESPECT TO THE TRANSACTIONS DESCRIBED HEREIN, WHICH TRANSACTIONS WILL BE SUBJECT TO THE COMPLETION OF DEFINITIVE DOCUMENTS INCORPORATING THE TERMS SET FORTH HEREIN AND REMAINS SUBJECT TO SUBSTANTIAL DILIGENCE BY THE AD HOC GROUP. THE CLOSING OF ANY TRANSACTION WILL BE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN SUCH DEFINITIVE DOCUMENTS. NO BINDING OBLIGATIONS WILL BE CREATED BY THIS TERM SHEET UNLESS AND UNTIL BINDING DEFINITIVE DOCUMENTS ARE EXECUTED AND DELIVERED BY ALL APPLICABLE PARTIES.

THIS TERM SHEET IS PRESENTED FOR DISCUSSION AND SETTLEMENT PURPOSES AND IS ENTITLED TO PROTECTION FROM ANY USE OR DISCLOSURE TO ANY PERSON PURSUANT TO RULE 408 OF THE FEDERAL RULES OF EVIDENCE AND ANY OTHER RULE OF SIMILAR IMPORT.

OVERVIEW

Company Parties	Diamond Offshore Drilling, Inc. (the “Company”), together with all of its direct and indirect subsidiaries (together with the Company, “DOD,” or the “Company Parties”).

Restructuring	A financial restructuring (the “Restructuring”) of the existing capital structure of the Company and certain of its subsidiaries (collectively, the “Debtors”), which Restructuring will be consummated pursuant to a chapter 11 plan of reorganization (the “Plan”) in cases commenced on April 26, 2020 (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the Southern District of Texas under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”).

Financing; DIP Facility; Rights Offering Backstop; Delayed Draw Notes	The Restructuring will be financed by existing cash and, to the extent necessary, a postpetition senior secured superpriority term loan facility (the “DIP Facility”) to be provided by the Ad Hoc Group (defined below).

The Backstop Parties will backstop the Rights Offering on the Effective Date (each as defined below) to fund the Company’s cash needs upon emergence from chapter 11.

Future operating cash requirements will be funded by the Delayed Draw Notes (as defined below).

EXISTING CLAIMS AND INTERESTS

Administrative Claims	Claims incurred for a cost or expense of administration of the Chapter 11 Cases entitled to priority under sections 503(b), 507(a)(2), or 507(b) of the Bankruptcy Code (“Administrative Claims”).

Priority Tax Claims	Claims of governmental units of the type described in section 507(a)(8) of the Bankruptcy Code (“Priority Tax Claims”).

Other Priority Claims	Claims, other than Administrative Claims or Priority Tax Claims, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code (the “Other Priority Claims”).

Revolving Credit Facility Claims	Claims consisting of the aggregate outstanding principal amount of, plus unpaid interest, fees, and other expenses arising and payable pursuant to, the 5-Year Revolving Credit Agreement, dated as of October 2, 2018 (as amended, modified, or otherwise supplemented from time to time, the “RCF Credit Agreement,” and the claims thereunder, the “RCF Claims”), by and among the Company, Diamond Foreign Asset Company, each lender from time to time party thereto, and Wells Fargo Bank, National Association, as administrative agent.

Other Secured Claims	Any secured claim against any of the Debtors, other than RCF Claims (“Other Secured Claims”).

Notes Unsecured Claims

Claims consisting of:

(a)   the aggregate outstanding principal amount of the Company’s 3.45% Senior Notes due 2023 (the “2023 Notes”), plus unpaid interest, fees, and other expenses arising and payable pursuant to, the 2023 Notes under that certain indenture, dated as of November 5, 2013 (as amended, modified, or otherwise supplemented from time to time), by and among the Company, each of the guarantors named therein, and The Bank of New York Mellon Trust Company, N.A., as trustee (the claims thereunder, the “2023 Notes Unsecured Claims”);

(b)   the aggregate outstanding principal amount of the Company’s 7.875% Senior Notes due 2025 (the “2025 Notes”), plus unpaid interest, fees, and other expenses arising and payable pursuant to, the 2025 Notes under that certain indenture, dated as of August 15, 2017 (as amended, modified, or otherwise supplemented from time to time), by and among the Company, each of the guarantors named therein, and The Bank of New York Mellon Trust Company, N.A., as trustee (the claims thereunder, the “2025 Notes Unsecured Claims”);

(c)   the aggregate outstanding principal amount of the Company’s 5.70% Senior Notes due 2039 (the “2039 Notes”), plus unpaid interest, fees, and other expenses arising and payable pursuant to, the 2039 Notes under that certain indenture, dated as of October 8, 2009 (as amended, modified, or otherwise supplemented from time to time), by and among the Company, each of the guarantors named therein, and The Bank of New York Mellon Trust Company, N.A., as trustee (the claims thereunder, the “2039 Notes Unsecured Claims”); and

(d)   the aggregate outstanding principal amount of the Company’s 4.875% Senior Notes due 2043 (the “2043 Notes”), plus unpaid interest, fees, and other expenses arising and payable pursuant to, the 2043 Notes under that certain indenture, dated as of November 5, 2013 (as amended, modified, or otherwise supplemented from time to time), by and among the Company, each of the guarantors named therein, and The Bank of New York Mellon Trust Company, N.A., as trustee (the claims thereunder, the “2043 Notes Unsecured Claims” and, together with the 2023 Notes Unsecured Claims, the 2025 Notes Unsecured Claims and the 2039 Notes Unsecured Claims, the “Notes Unsecured Claims”).

General Unsecured Claims	Claims consisting of any unsecured prepetition claim against the Debtors that is not an Administrative Claim, Priority Tax Claim, Other Priority Claim, Notes Unsecured Claim, or Intercompany Claim (defined below) (the “General Unsecured Claims”).

Intercompany Claims	Consisting of claims against and between Company Parties (the “Intercompany Claims”).

Existing Equity Interests	Consisting of shares of the common stock of the Company (“Common Stock”) and options and warrants to purchase Common Stock that existed immediately prior to commencement of the Chapter 11 Cases (together with the Common Stock, the “Existing Equity Interests”).

TREATMENT OF CLAIMS AND INTERESTS

Administrative Claims and Other Priority Claims	On the date upon which all conditions to the effectiveness of the Plan have been satisfied or waived in accordance with the terms thereof and the Plan becomes effective (the “Effective Date”), except to the extent that such holder agrees to a less favorable treatment, each holder of an allowed Administrative Claim or Other Priority Claim will receive, in full and final satisfaction of such claim, cash in an amount equal to such allowed claim on the Effective Date or as soon as practicable thereafter or such other treatment consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code.

Priority Tax Claims	In full satisfaction of the allowed Priority Tax Claims, each holder of an allowed Priority Tax Claim will be paid in full in cash or otherwise receive treatment consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code.

RCF Claims

On the Effective Date, each holder of allowed RCF Claims will receive:

(i) its pro rata share of $[●] million of the New RCF Facility (as defined below); and

(ii) its pro rata share of the $[●] million New Unsecured Term Loan (as defined below).

Other Secured Claims	Except to the extent that a holder of an allowed Other Secured Claim agrees to a less favorable treatment, in full and final satisfaction of such allowed Other Secured Claim, at the option of the Debtors, such holder will receive (i) payment in full in cash, or (ii) such other treatment so as to render such holder’s allowed Other Secured Claim unimpaired.

Notes Unsecured Claims	On the Effective Date, each holder of allowed Notes Unsecured Claims will receive, in full and final satisfaction of such Notes Unsecured Claim, their pro rata share of [90]% of the common stock of the Company issued on the Effective Date (the “New Common Shares”), subject to dilution by the Warrants, the MIP, and the GUC Distribution (each as defined below). Each holder of allowed Notes Unsecured Claims will also be offered the opportunity to purchase Second Lien Notes (defined below) and additional New Common Shares pursuant to the Rights Offering.

General Unsecured Claims	Except to the extent that a holder of an allowed General Unsecured Claim and the Debtor against which such allowed General Unsecured Claim is asserted agree to less favorable treatment for such holder, a pro rata share of [●]% of New Common Shares (subject to dilution by the MIP and the Warrants) on account of each allowed General Unsecured Claim against the Debtors (the “GUC Distribution”).

Intercompany Claims	No property will be distributed to the holders of allowed Intercompany Claims. Each Intercompany Claim will either be reinstated or canceled and released, with the consent of the Ad Hoc Group.

Existing Equity Interests	On the Effective Date, Existing Equity Interests will be cancelled, released, discharged, and extinguished, as the case may be, and will be of no further force or effect, whether surrendered for cancellation or otherwise. Each holder of Existing Equity Interests will receive Warrants, as described below, representing [5]% of the total New Common Shares to be issued by the Company on the Effective Date, subject to dilution by the MIP.

OTHER MATERIAL PROVISIONS

New RCF Facility	A new $[●] million revolving credit facility (the “New RCF Facility”), to be issued on the Effective Date, secured by liens on substantially all of DOD’s assets pursuant to a credit agreement in form and substance acceptable to the Company and the Ad Hoc Group. The New RCF Facility will consist of (i) $[●] million that will be drawn on the Effective Date, (ii) $[●] million that will be undrawn on the Effective Date, and (iii) $[●] million in the form of letters of credit that will be undrawn on the Effective Date. The maturity of the New RCF Facility will occur six months before the Second Lien Notes.

Upon the occurrence of a Permitted M&A Transaction (defined below), the New RCF Facility will remain outstanding and will become the obligation of the successor company, whether it is the Issuer or another entity, and the commitments by the lenders under the New RCF Facility will remain in full force and effect. The occurrence of a Permitted M&A Transaction will not result in a change of control under the New RCF Facility or otherwise result in a default or a requirement by the Issuer to repay the loans under the New RCF Facility.

New Unsecured Term Loan

A new $[●] million unsecured term loan (the “New Unsecured Term Loan”), to be issued on the Effective Date, pursuant to a credit agreement in form and substance acceptable to the Company and the Ad Hoc Group. The maturity of the New Unsecured Term Loan will occur six months after the Second Lien Notes. Interest on the New Unsecured Term Loan will accrue at a PIK rate of [●]%.

Upon the occurrence of a Permitted M&A Transaction, the New Unsecured Term Loan will remain outstanding and will become the obligation of the successor company, whether it is the Issuer or another entity. The occurrence of a Permitted M&A Transaction will not result in a change of control under the New Unsecured Term Loan or otherwise result in a default or a requirement by the Issuer to repay the New Unsecured Term Loan.

Rights Offering

As a component of the Restructuring, the Company will conduct one “rights offering” (the “Rights Offering”), whereby each holder of a Notes Unsecured Claim will be offered the indivisible right (a “Right”) to purchase, for cash, up to its pro rata portion (such pro rata portion representing the same aggregate percentage of Notes Unsecured Claims held) of the following two securities together, which shall be issued on the Effective Date:

(i) Second Lien Notes in an aggregate principal amount of up to $[●] million[1] and having the terms set forth in Exhibit A hereto; and

(ii)  New Common Shares representing [10]% of the New Common Shares (subject to dilution by the MIP and the Warrants).

For each $1.00 of cash contributed in the Rights Offering, holders will receive both $1.00 of principal amount of Second Lien Notes and such holder’s pro rata portion of New Common Shares. The Second Lien Notes and the New Common Stock issued in the Rights Offering cannot be purchased separately.

The Rights Offering shall be open for [●] business days. Once exercised, such exercise of Rights may not be revoked. Rights shall not be transferable once issued.

Backstop Agreement; Backstop Premium

Any Ad Hoc Group member who wishes to participate in the Rights Offering and purchase additional New Second Lien Notes and New Common Shares over and above the amount they are eligible to purchase in the Rights Offering (the “Backstop Parties”) will enter into a backstop agreement with the Company (the “Backstop Agreement”) to severally purchase, on a pro rata basis, any unsubscribed New Second Lien Notes and New Common Shares in the Rights Offering (each backstop commitment provided by the respective Backstop Parties, a “Commitment”).

As consideration for entering into the Backstop Agreement and providing the Commitments, the Company will pay to each of the Backstop Parties a premium in cash equal to [●]% of the aggregate amount of Commitments provided by the respective Backstop Parties under the Backstop Agreement.

Funding of the Rights Offering and the Commitments by the Backstop Parties will occur shortly before the occurrence of the Effective Date.

[1]	The aggregate principal amount of the Second Lien Notes is subject to additional diligence and discussions with the Company.

New Second Lien Notes	Up to $[●] aggregate principal amount of [●]% PIK toggle senior secured notes due [●], 2025 (the “Second Lien Notes”) to be secured by second-priority liens on substantially all of DOD’s assets. The Second Lien Notes will be issued by the Company under an indenture to be dated on or about the Effective Date, and on the terms set forth in Exhibit A hereto.

Delayed Draw Notes Facility

Up to $[●] million of delayed draw second lien notes (the “Delayed Draw Notes”) issued by the Company to certain Backstop Parties and other approved creditworthy creditors. Each funding of the Delayed Draw Notes is to be used for preapproved operating cash expenditures on rigs or drill ships and conditioned upon the following terms:

•  the Company Parties have entered into a contract with a counterparty that has a credit rating of at least [●] with contract terms that are at least [●] [months/years] and at a day rate of at least $[●];

•  a ticking fee will be payable on the delayed draw commitment in the amount of [●]% per quarter;

•  the Delayed Draw Notes will have the same terms as the Second Lien Notes, and will be part of the same series of notes to the extent permitted by applicable tax rules;[2]

•  the issue price of the Delayed Draw Notes will be [●]%; and

•  [other conditions to be considered].

Use of Proceeds	The Company will use the proceeds from the Rights Offering to supplement liquidity at emergence.

Permitted M&A Transaction	“Permitted M&A Transaction” shall mean (i) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its subsidiaries taken as a whole to any “Person” (as that term is used in Section 13(d)(3) of the Exchange Act) or (ii) the consummation of any transaction (including any merger or consolidation), the result of which is that any Person becomes the beneficial owner, directly or indirectly, of more than 50% of the voting stock of the Issuer, measured by voting power rather than number of shares, units or the like; provided that any such Person is engaged primarily in the offshore drilling industry that owns and operates between [five and 25] offshore drillships and/or semi-submersible rigs.

Transfer/Resale Restrictions	The offering of Rights, Second Lien Notes and the New Common Shares issued pursuant to the Rights Offering and the Warrants issued to Existing Equity Interests will be exempt from registration under the Securities Act, pursuant to, and to the fullest extent permitted under, section 1145 of the Bankruptcy Code. There will be no restrictions on the transfer of the Second Lien Notes or New Common Shares following issuance.

[2]	NTD: Terms subject to review by tax counsel to ensure fungibility with the Second Lien Notes.

Any Second Lien Notes and New Common Shares that are unsubscribed in the Rights Offering and purchased by the Backstop Parties will be exempt from registration under the Securities Act pursuant to section 4(a)(2) of the Securities Act. These securities will be subject to customary private placement transfer restrictions.

Any Delayed Draw Notes will be exempt from registration under the Securities Act pursuant to section 4(a)(2) of the Securities Act. These securities will be subject to customary private placement transfer restrictions.

Registration Rights and Listing	Any holders who beneficially own at least [●]% of the outstanding common equity may request that the Company file a registration statement covering the registrable securities held by such holders (subject to customary exceptions and limitations). The Company shall list the New Common Shares on the New York Stock Exchange.

Expected Launch Date and Closing Date	The Rights Offering must be launched no later than [●], 2020 and closed no later than [●], 2020.

Blowout-Preventer Systems Contracts

The Company’s blowout-preventer systems program (the “BOP Program”) was entered into in February 2015 by the Company with GE Oil & Gas (“GE”) and covers all four of the Company’s drillships. The BOP Program is governed by a service contract with Baker Hughes and a lease contract with GE (collectively, the “BOP Program Contracts”). The BOP Program Contracts each have 10-year terms and cost the Company approximately $47,000 in total per day per rig.

The BOP Program Contracts will either be rejected in the Chapter 11 Cases, or renegotiated on terms acceptable to the Ad Hoc Group.

Releases	The Plan shall contain customary release and exculpation provisions, including releases for benefit of the Ad Hoc Group and its members.

Warrants

[5]-year warrants representing (on a fully exercised basis) [5]% of the New Common Shares to be issued by the Company on the Effective Date, subject to dilution by the MIP, with a strike price of $[●] per share based on a total enterprise value at which the recovery of the Note Unsecured Claims (including accrued interest balance at emergence) would equal 100%.

No Black-Scholes protection.

GENERAL PROVISIONS

Corporate Governance	Corporate governance for the Company following the Effective Date, including the governance and composition of its Board of Directors, charters, bylaws, a shareholder rights agreement, or other organization or formation documents, as applicable, shall be agreed between the Company and the Ad Hoc Group, subject to applicable law (including section 1123(a)(6) of the Bankruptcy Code, if applicable). The Board of Directors shall include the chief executive officer of the Company.

Management Incentive Plan

The Plan shall include the implementation of a management incentive plan on the terms and conditions acceptable to the Ad Hoc Group (the “MIP”).

The MIP will reserve for issuance 8% of the New Common Shares to be issued by the Company on the Effective Date. (i) One-third of the MIP will vest on the Effective Date and will be allocated to those individuals agreed upon by the Company and the Ad Hoc Group prior to the Effective Date, (ii) one third will vest on [●] and will be allocated to those individuals to be determined by the reorganized Company’s new board of directors and (iii) one-third will vest upon the completion of certain performance benchmarks and will be allocated to those individuals to be determined by the reorganized Company’s new board of directors. The portions of the MIP described in (ii) and (iii) above shall not accelerate upon a change of control of the Company on or after the Effective Date.

Conditions to Effectiveness	There shall be customary conditions to the effectiveness of the Plan.

Fees	The Company shall pay all reasonable and documented costs and expenses incurred by the Ad Hoc Group, including the reasonable and documented pre-petition and post-petition fees and expenses of Milbank LLP, Evercore Group L.L.C., Norton Rose Fulbright US LLP, DNB Bank ASA, DNB Markets and any other professionals retained by the Ad Hoc Group in furtherance of the Restructuring.

Tax Structure	The Ad Hoc Group shall cooperate in good faith to structure the Restructuring and related transactions in a tax-efficient manner; provided that such structure shall be reasonably acceptable to the Ad Hoc Group.

Exhibit A

SUMMARY OF KEY TERMS OF THE SECOND LIEN NOTES

The summary below describes the proposed principal terms of the Second Lien Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. Capitalized terms used but not defined herein have the meaning assigned to such terms in the term sheet to which this exhibit is attached. The Backstop Parties’ obligations shall be subject to due diligence and the execution of the Backstop Agreement.

Issuer	Diamond Offshore Drilling, Inc. (the “Issuer”)

Notes Offered	Up to $[●] million aggregate principal amount of [●]% PIK toggle senior secured notes due 2025 (the “Second Lien Notes”).

Purchase Price	[●]%[3]

Maturity Date	[●], 2025.

Interest Rate	Interest on the Second Lien Notes will accrue at an annual PIK rate of [●]%, payable semi-annually in arrears on [●] and [●] of each year, commencing on [●], 2020. Interest will accrue from the issue date of the Second Lien Notes.

Guarantees	The Second Lien Notes will be unconditionally guaranteed (the “Guarantees”) on a senior secured basis by each subsidiary of the Issuer that guarantees the New RCF Facility (the “Guarantors”), subject to exceptions to be agreed.

Collateral	Second-priority lien on all assets of the Issuer and the Guarantors that secure the New RCF Facility, subject to certain exceptions to be agreed.

Ranking	The Second Lien Notes and the Guarantees will constitute senior obligations of the Issuer and the Guarantors.

Optional Redemption

On or after [●], 2022 the Issuer will have the right to redeem all or some of the Second Lien Notes at the redemption price equal to the percentage of principal amount set forth below plus any accrued and unpaid interest, if any, if redeemed during the 12-month period beginning on [●] of the following years:

•  2022: 100.00% + 50% of TBD interest rate

•  2023: 100.00% + 25% of TBD interest rate

•  2024 and thereafter: 100.00%

Prior to [●], 2022, in connection with a Permitted M&A Transaction, the Issuer may redeem all of the Second Lien Notes at a redemption price equal to [100.00% + 50% of TBD interest rate] of the aggregate principal amount of the Second Lien Notes to be redeemed, plus accrued and unpaid interest.

Prior to [●], 2022 the Issuer may redeem all or any portion of the Second Lien Notes at a redemption price equal to 100% of the aggregate principal amount of the Second Lien Notes to be redeemed, plus the Applicable Premium and accrued and unpaid interest.

“Applicable Premium” means, with respect to a Second Lien Notes at any redemption date, the excess of (i) the present value at such time of (a) the redemption price of such Second Lien Notes as of [●], 2025 (excluding accrued and unpaid interest, if any) plus (b) all required interest payments due on such Second Lien Notes through [●], 2025 (excluding accrued and unpaid interest, if any), computed using a discount rate equal to the applicable United States treasury rate plus [●] basis points, over (ii) the outstanding principal amount of such Second Lien Notes.

[3]	Inclusive of original issue discount, if any.

Change of Control	Upon the occurrence of certain events constituting change of control of the Issuer, the Issuer will be required to make an offer to purchase holders’ Second Lien Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of purchase.

Mandatory Asset Sale Offer	Obligations to repay or repurchase senior indebtedness following an asset sale and other exceptions to be agreed.

Certain Covenants	The indenture governing the Second Lien Notes will contain covenants to be agreed between the Company and the Ad Hoc Group.[4]

[4]	Covenant structure, which may be covenant-lite, to be discussed.